Exhibit 99.1

Termination of Nomination and Standstill Agreement

This Termination of Nomination and Standstill Agreement (this “Agreement”) dated as of August 8, 2023, is by and among Nocopi Technologies, Inc., a Maryland corporation (the “Company”), the entities and natural persons listed on Schedule A hereto (collectively, the “MSL18 Holdings Group”, and individually a “member” of the MSL18 Holdings Group), and Michael S. Liebowitz and Matthew C. Winger (“Winger ”), each in his individual capacity and as a member of the MSL18 Holdings Group (collectively, the “MSL18 Parties”, and each a “MSL18 Party”).

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Termination of Agreement

The parties hereby acknowledge and agree that the Nomination and Standstill Agreement dated March 29, 2022, and all amendments thereto (the “Nomination and Standstill Agreement”), and all rights and obligations of the parties thereunder, including all survival provisions described in the Nomination and Standstill Agreement, are terminated and of no further force or effect as of August 18, 2023, without any further notice or action by any of the parties thereto.

2.       Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, pdf scan, or other form of electronic signature.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

NOCOPI TECHNOLOGIES, INC.
By:	/s/ Michael A. Feinstein, M.D
Name:	Michael A. Feinstein, M.D
Title:	Chairman of the Board, CEO

MSL18 HOLDINGS GROUP:

/s/ Michael S. Liebowitz
Michael S. Liebowitz

/s/ Matthew C. Winger
Matthew C. Winger

MSL 18 HOLDINGS LLC

By:	/s/ Michael S. Liebowitz
Name:	Michael S. Liebowitz
Title:	Managing Member

MSL18 DESIGNEE:

/s/ Matthew C. Winger
Matthew C. Winger

Schedule A – “MSL18 Holdings Group”

Michael S. Liebowitz

Matthew C. Winger

MSL 18 HOLDINGS LLC